CUSIP No.	45032A104	AMENDED SCHEDULE 13D	Page	10	of	10
EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: November 7, 2007	ComVest Investment Partners II LLC By: ComVest II Partners, LLC, its Managing Member
	By:	/s/ Michael S. Falk
		Name:	Michael S. Falk
		Title:	Managing Member

Dated: November 7, 2007	ComVest II Partners, LLC
	By:	/s/ Michael S. Falk
		Name:	Michael S. Falk
		Title:	Managing Member

Dated: November 7, 2007	ComVest Group Holdings, LLC
	By:	/s/ Michael S. Falk
		Name:	Michael S. Falk
		Title:	Chairman and Managing Member

Dated: November 7, 2007	/s/ Michael S. Falk
Michael S. Falk, individually

Dated: November 7, 2007	/s/ Robert L. Priddy
Robert L. Priddy, individually